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                     [UNIVERSITY OF CALIFORNIA LETTERHEAD]

                                                                    EXHIBIT 10.4

                                October 6, 1997

IN DUPLICATE

Michael L. Francoeur, Ph.D.
Vice President, Research and Development
Cellegy Pharmaceuticals, Inc.
1065 E. Hillsdale Boulevard, Suite 418
Foster City, CA 94404

RE: Amendment to Exclusive License Agreement (UC Control No. 93-04-0784) UC Case Nos. 91-261 and 92-231

Dear Dr. Francoeur:

As we recently discussed, Cellegy sublicensed its rights under the above-referenced Exclusive License Agreement ("Agreement") to Neutrogena Corporation. Neutrogena was subsequently acquired by Johnson and Johnson. Neither Neutrogena nor Johnson and Johnson diligently pursued the development of a Licensed Product as required under the Agreement entered into between Cellegy Pharmaceuticals, Inc. and The Regents of the University of California. In as much as Cellegy is nearing completion of its negotiations with Neutrogena/Johnson and Johnson and plans to regain control over the technology, The Regents of the University of California agrees to amend the Agreement to revise and extend the due diligence milestones recited in Paragraph 6.4. Thus, Paragraph 6.4 of the above-referenced Agreement is hereby deleted and replaced with the following:

        "6.4 The Licensee shall:

                6.4a On or before October 31, 1997, either terminate its current agreement with Neutrogena/Johnson and Johnson to obtain for Licensee exclusive control over the technology (in which case the diligence terms of 6.4b-6.4k will apply) or execute an agreement with Neutrogena/Johnson and Johnson which recites diligence terms reasonably acceptable to The Regents for the development of the technology; and

                6.4b select a clinical candidate for evaluation in human clinical trials by December 31, 1997; and


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Dr. Michael Francoeur
October 6, 1997
Page 2

        6.4c complete proof-of-concept studies for the clinical candidate selected in 6.4b by June 30, 1998; and

        6.4d if Licensee elects not to market a non-prescription product, enter into a corporate partnership for the marketing of a non-prescription Licensed Product in either the cosmetic or over-the-counter drug markets by December 31, 1998; and

        6.4e commence commercial marketing of a non-prescription Licensed Product in either the cosmetic or over-the-counter drug markets by December 31, 1999; and

        6.4f submit an IND for a Licensed Product to the United States Food and Drug Administration or the equivalent foreign regulatory authority in any three of Japan, Germany, France or the United Kingdom by December 31, 2000; and

        6.4g complete a phase I/II and/or efficacy clinical trial for Licensed Product by December 31, 2001; and

        6.4h file for marketing approval for a Licensed Product that is intended for sale only pursuant to a physicians prescription or pharmacist's approval or similar limitation in the sale or use of such product to the United States Food and Drug Administration (FDA), or the equivalent foreign regulatory authority in any three of Japan, Germany, France or the United Kingdom by August 30, 2002; and

        6.4i obtain regulatory approval for a Licensed Product that is intended for sale only pursuant to a physician's prescription or pharmacist's approval or similar limitation in the sale or use of such product from the United States Food and Drug Administration (FDA), or the equivalent foreign regulatory authority in any three of Japan, Germany, France or the United Kingdom by August 30, 2004; and

        6.4j  commence commercial marketing of a Licensed Product within twelve
(12) months of receiving approval of such Licensed Product in any country; and

        6.4k reasonably fill the market demand for a Licensed Product in each country following commencement of marketing in such country at all times during the term of this Agreement."




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Dr. Michael Francoeur
October 6, 1997
Page 3

Paragraphs 6.5 and 6.6 are hereby added to the Agreement as follows:

     "6.5 If the Licensee is unable to perform any of the provisions of Paragraph 6.4, then The Regents has the right, subject to Paragraph 6.6, to terminate this Agreement upon sixty (60) days' written notice. Should the licensee fail to fulfill the diligence requirements within said sixty-day period, the notice shall be effective at the end of said period. If such termination is based on failure of diligence as to prescription use, such termination shall be effective only as to such use. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (Grant) and is subject to Paragraph 6.6.

      6.6 If the Licensee is unable to meet any of the dates set forth in Paragraphs 6.4f through 6.4k, Licensee shall be entitled to a one-time extension of each of the dates (which have not been met) by one (1) additional year upon payment of [*] to The Regents, provided that such payments is received by The Regents within sixty (60) days of receipt of written notice by The Regents that the Licensee has not met a due diligence date. The [*] payment has the effect of extending the subject date and all subsequent dates by one (1) year. The Regents shall not exercise its rights to terminate this Agreement unless a re-established date is not met."

In addition, the parties wish to amend the Agreement to provide for the payment of a license maintenance fee to The Regents. Accordingly, the following Paragraph 5.9 is added to Article 5 (Royalties) of the Agreement.

     "5.9 The Licensee shall pay to The Regents a royalty in the form of a license maintenance fee of [*] beginning January 1, 1999, and continuing annually on January 1 of each subsequent year. The license maintenance fee shall not be due and payable on any January 1 if on said date the Licensee is commercially selling a Licensed Product and paying an earned royalty to The Regents on the sales of that Licensed Product. For the first year of commercial sales, the Licensee's obligation to pay the license maintenance fee will be pro-rated for the number of full months in the year up until the commencement of commercial sales. License maintenance fees are non-refundable and not an advance against earned royalties."

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*Certain information on this page has been omitted and filed separately with the
 Commission. Confidential treatment has been requested with respect to the omitted portions.
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Dr. Michael Francoeur
October 6, 1997
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All other provisions of the Agreement remain in full force and effect.

If this Amendment is acceptable to you, please sign this letter and the duplicate original in the spaces provided and return both to this office. I will then have both originals executed on behalf of The Regents and return one fully-executed original to you. This Amendment will be effective upon execution of this letter by both parties.

                                        Sincerely,

                                        /s/PATRICIA ANDERSON COTTON, PH.D.
                                        ---------------------------------------
                                        Patricia Anderson Cotton, Ph.D.
                                        Licensing Officer

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AGREED:

CELLEGY PHARMACEUTICALS                 THE REGENTS OF THE
INC.                                    UNIVERSITY OF CALIFORNIA

By: /s/ K. Michael Forrest              By:
    ----------------------------------  ---------------------------------------
               (Signature)

Name: /s/ K. Michael Forrest            Name:  Terence A. Feuerborn
      --------------------------------
              (please print)

Title: President & CEO                  Title:  Executive Director
       -------------------------------          Research Administration and
                                                  Technology Transfer

Date: October 10, 1997                  Date:
      --------------------------------        ---------------------------------



Approved as to legal form: /s/SANDY SCHULTZ               10/3/97
                           ----------------               -------
      Sandra Schultz, Notary                              Date
      Office of Technology Transfer
      University of California